UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 14, 2010
Date of Report (date of earliest event reported)

SENORX, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33382	33-0787406
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Morgan, Irvine, California 92618
(Address of principal executive offices)

(949) 362-4800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 14, 2010, our Chairman of the Board of Directors and Chief Executive Officer, Lloyd H. Malchow, passed away while on a previously announced medical leave of absence.

At a meeting held on March 15, 2010, our Board of Directors appointed our acting Chief Executive Officer, John T. Buhler, as our new Chief Executive Officer and as a member of our Board of Directors, filling an available Class III director vacancy created by Mr. Malchow’s death. Mr. Buhler will now serve as our Chief Executive Officer, President and Chief Operating Officer. In connection with this appointment and effective immediately, Mr. Buhler’s base annual salary was increased by $36,000 to $332,815, replacing the temporary $3,000 per month special compensation that Mr. Buhler was receiving while serving as acting Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENORX, INC.

Date: March 16, 2010	By:	/s/ Kevin J. Cousins
Kevin J. Cousins
Chief Financial Officer, Vice President, Finance

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